                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BLIMPIE INTERNATIONAL, INC.
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the approriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction (Set forth the amount on which the filing fee is calculated and state how it was determined):

     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Number:
     3) Filing Party:
     4) Date Filed:

[BLIMPIE INTERNATIONAL, INC. LOGO]
                                                                November 1, 1996

TO OUR SHAREHOLDERS:

     You are cordially invited to attend our Annual Meeting of Shareholders for the fiscal year ending June 30, 1997 which will be held on Monday, December 9, 1996 at 9:00 A.M., local time, at the offices of Hall Dickler Kent Friedman & Wood, LLP, 909 Third Avenue, New York, New York 10022, on the 27th Floor.

     At this meeting, you will be asked to consider and vote upon the election of six (6) directors who will serve until the annual meeting to be held in 1997, and a proposal to increase the number of shares of common stock issuable pursuant to the Company's Omnibus Stock Incentive Plan from 500,000 shares to 950,000 shares; and to ratify the selection of Coopers & Lybrand, LLP as the Company's independent accountants for the fiscal year ending June 30, 1997.

     The accompanying Notice of Annual Meeting and Proxy Statement set forth in detail the business intended to be transacted. Time will be made available for a discussion of these items as well as for other questions about the business affairs of the Company.

     If you are unable to join us at the meeting it is very important that you be represented by proxy. Therefore, please take a moment to sign, date, and return your proxy in the enclosed envelope. If you do not have a proxy, please call your broker or the Company, and ask that a proxy be mailed to you. Your cooperation in mailing your proxy promptly will not only be greatly appreciated; it will also result in a significant benefit to the Company.

                                          Sincerely yours,

                                          /s/ Anthony P. Conza

                                          ANTHONY P. CONZA
                                          Chairman and Chief Executive Officer

                          BLIMPIE INTERNATIONAL, INC.
                                  740 BROADWAY
                            NEW YORK, NEW YORK 10003

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD MONDAY, DECEMBER 9, 1996

                            ------------------------

TO THE HOLDERS OF COMMON STOCK OF
  BLIMPIE INTERNATIONAL, INC.

     The Annual Meeting of the holders of the Common Stock of Blimpie International, Inc. (the 'Company') will be held at the offices of Hall Dickler Kent Friedman & Wood, LLP, 909 Third Avenue, New York, New York 10022, on the 27th Floor, on Monday, December 9, 1996 at 9:00 A.M., local time, for the following purposes:

          1. To elect six (6) persons to serve as directors of the Company until the Annual Meeting to be held in 1997;

          2. To consider and vote upon a proposal to increase the number of shares of common stock issuable pursuant to the Company's Omnibus Stock Incentive Plan from 500,000 shares to 950,000 shares;

          3. To ratify the selection of Coopers & Lybrand, LLP as the Company's independent accountants for the fiscal year ending June 30, 1997; and

          4. To transact such other business as may properly come before the meeting.

     Only holders of record of the Company's Common Stock at the close of business on October 28, 1996, are entitled to notice of or to vote at this meeting and any adjournment or adjournments thereof. Shareholders are entitled to vote upon all business as may properly be presented for consideration at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Charles G. Leaness

                                          CHARLES G. LEANESS,
                                          Secretary

New York, New York
November 1, 1996

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

                                PROXY STATEMENT
                          BLIMPIE INTERNATIONAL, INC.
                                  740 BROADWAY
                            NEW YORK, NEW YORK 10003

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                    FOR THE FISCAL YEAR ENDING JUNE 30, 1997

                            ------------------------

                            SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Blimpie International, Inc. (the 'Company') for use at the Annual Meeting of Shareholders to be held December 9, 1996, and at any adjournment or adjournments thereof (the 'Annual Meeting'). A proxy may be revoked by notice in writing to the President at any time prior to the exercise thereof. Each valid proxy received in time will be voted at the Annual meeting, and, if a choice is specified on the proxy, it will be voted in accordance with such specifications. If no such specification is made, the persons named in the accompanying proxy have advised the Company of their intention to vote the shares represented by the proxies received by them (i) in favor of the election as directors, the persons named in the proxy as nominees for directors; (ii) in favor of a proposal to increase the number of shares of common stock issuable pursuant to the Company's Omnibus Stock Incentive Plan from 500,000 shares to 950,000 shares; (iii) in favor of ratifying the selection of Coopers & Lybrand, LLP, as the Company's independent accountants for the fiscal year ending June 30, 1997; and (iv) in accordance with their best judgment on any other matters that may come before the meeting.

     The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. The Company's transfer agent, Chemical Mellon Shareholder Services, is assisting the Company in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, and will charge the Company its customary fee therefor plus out-of-pocket expenses which, in the aggregate, are estimated to be less than $2,000. In addition, proxies may be solicited by officers of the Company by mail, in person or by telephone, telegraph or telex. It is anticipated that on or about November 1, 1996 this proxy statement and the enclosed form of proxy will be mailed to shareholders.

     The outstanding voting securities of the Company on October 28, 1996 (the 'Record Date') consisted of 9,521,876 shares of common stock, $.01 par value (the 'Common Stock'). Only shareholders of record at the close of business on the Record Date are entitled to notice of or to vote at the Annual Meeting.

     Each share of Common Stock is entitled to one vote with respect to each proposal which shall properly come before the Annual Meeting for consideration by the shareholders. The holders of a majority of the outstanding shares entitled to vote must be present at the Annual Meeting in person or by proxy to constitute a quorum.

                    PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting to hold office until the Annual Meeting to be held in 1997, and until their respective successors have been elected and qualified.

     The persons named as proxies intend (unless authority is withheld) to vote for the election of the persons hereinafter named as directors for terms expiring in 1997 upon their nomination for such office at the Annual Meeting. The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for election of each director.

     If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board. The Board has no reason to believe any of the nominees will be unable to serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

     Pertinent information concerning the nominees for directors follows:

NOMINEES FOR ELECTION AS DIRECTORS

  Anthony P. Conza, Age 56

     Mr. Anthony P. Conza, together with two individuals who are not affiliated with the Company, originally created the Blimpie concept in 1964. He is one of the original founders of the Blimpie outlet chain, and is a co-founder of the Company. He has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since the Company commenced business operations in 1977. Mr. Conza during the past five years also served as Vice President of the Border Cafe, Inc. and the Border 100, Inc. (each was a wholly owned direct subsidiary of the Company). In 1992, 'the Entrepreneur of the Year' for New York, an award sponsored by Ernst & Young, Merrill Lynch and Inc. Magazine, was presented to Mr. Conza. In the same year, he was also named Chain Operator of the Year by the New York State Restaurant Association. He is Chairman of the Board of the Jose Limon Dance Company and is a member of the Board of Governors of The Boys & Girls Clubs of America. Mr. Conza is the brother of Joseph A. Conza, the brother-in-law of Patrick Pompeo and the father-in-law of Joseph Morgan. See 'Certain Relationships and Related Transactions.'

  David L. Siegel, Age 52

     Mr. Siegel, one of the co-founders of the Company, served as the Company's Executive Vice President and General Counsel and as a member of its Board of Directors since its formation in 1977. In September 1995, he was appointed as the Company's Vice Chairman of the Board, Chief Operating Officer and General Counsel. He also served as the Company's Treasurer from 1977 until January, 1991. He is also a practicing attorney in the City of New York. Mr. Siegel received a Bachelor of Arts degree in 1965 from Marietta College, a Juris Doctor Degree in 1968 from New York University School of Law and a Master of Laws Degree in 1970 from New York University School of Law. During the past five years, Mr. Siegel has also served as Vice President of The Border Cafe, Inc. and Border 100, Inc., and as an officer of each of the Company's leasing subsidiaries. Mr. Siegel along with Mr. Anthony P. Conza and MBI are the owners of the Blimpie Trademarks and Blimpie Marketing System, nationally and internationally.

  Patrick J. Pompeo, Age 57

     Mr. Pompeo has served as a director and Senior Vice President in charge of operations since the time of commencement of the Company's business operations in 1977. In September 1995, he was became an Executive Vice President. Mr. Pompeo was employed for 16 years as a floor supervisor by E.F. Hutton & Co., the former New York Stock Exchange member firm. Mr. Pompeo is also a principal shareholder, officer and director of Georgia Enterprises, Inc., the Company's Subfranchisor for the State of Georgia. Mr. Pompeo is the brother-in-law of Anthony Conza. See 'Certain Relationships and Related Transactions.'

  Charles G. Leaness, Age 46

     Mr. Leaness has been a member of the Company's Board of Directors since the Company commenced business operations, and served as the Company's Senior Vice President-Corporate Counsel for more than the past five years. In September, 1995, he was became an Executive Vice President. He has served as President of The Border Cafe, Inc. and President of Border 100, Inc., restaurants owned by the Company and subsequently sold. Mr. Leaness is also a principal shareholder, officer and director of Llewellyn Distributors, Inc., the Company's Subfranchisor for a part of New Jersey. Mr. Leaness received a Bachelor of Arts degree from Tulane University in 1972 and a Juris Doctor degree from New York Law School in 1982. Mr. Leaness is a practicing attorney in New York State. He currently serves as Director of the New York State Restaurant Association and is President of the New York City Chapter. Mr. Leaness also serves on the Board of Directors of both the International Franchise Association (IFA) and the Franchise Emergency Action Team (FEAT). See 'Certain Relationships and Related Transactions.'

  Alvin Katz, Age 66

     Mr. Katz was appointed to the Board of Directors of the Company on November 23, 1993. Mr. Katz has been a member since September 1993 of the Board of Directors of Nastech Pharmaceutical Company, Inc., a company engaged in the development of pharmaceuticals. Since 1981, he has served as an adjunct professor of business management at Florida Atlantic University. In 1991, Mr. Katz was appointed Chief Executive Officer of Odessa Engineering Corp., a company engaged in the manufacturing of pollution monitoring equipment. He held this position until that company was sold in September 1992. Mr. Katz also serves on the Board of Directors of Amtech Systems Inc. which is engaged in the manufacture of capital equipment in the chip manufacturing business; BCT International, Inc., a franchisor of thermo graphic printing plants; and Foremost Industries, which is engaged in the distribution and repair of commercial refrigeration. Mr. Katz holds a B.S. in Business Administration degree from New York University and has done graduate work at C.U.N.Y.--Baruch School.

  Harry G. Chernoff, Age 50

     Dr. Chernoff was appointed to the Board of Directors of the Company on November 23, 1993. For more than the past five years, Dr. Chernoff has been a principal of HMS Properties, Inc., a real estate investment, development and management firm. Dr. Chernoff has an active financial and operational consulting practice with major financial institutions, and food and hospitality firms as his clients. Dr. Chernoff received a Ph.D. in Operations Management from the New York University Leonard N. Stern School of Business in 1985, and has been a member of the faculty of New York University for 20 years. He also received a B.S. degree from New York University in 1968 and an M.S. degree from that institution in 1975.

THE BOARD OF DIRECTORS; COMMITTEES AND ATTENDANCE

     The Board of Directors held four meetings during the fiscal year ended June 30, 1996. All of the directors attended each of such meetings, except Messrs. Katz and Chernoff absented themselves from one meeting which was called for the purpose of discussing issues of compensation non-employee directors. The Board of Directors acted three times by unanimous written consent in lieu of a meeting. The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, among other things, makes recommendations to the Board, for approval by the shareholders, regarding the appointment of independent accountants to audit the financial accounts, books and records of the Company, meets jointly and/or separately with the chief financial officer of the Company and such accountants before commencement and after conclusion of the audit to discuss the evaluation by the accountants of the adequacy and effectiveness of the accounting procedures and internal controls of the Company and its subsidiaries, to approve the overall scope of the audit to be made and the fees to be charged, to review the audited financial statements of the Company, to discuss the results of the audit, and to discuss any significant recommendations by the accountants of improvement of accounting systems and controls of the Company. The Audit Committee met on two occasions during fiscal year 1996. The Compensation Committee is responsible for the administration of the Company's Omnibus Stock Incentive Plan (the 'Plan'). The

Compensation Committee has the discretion to determine the individuals to whom awards shall be made under the Plan, the time or times when they shall receive them and the terms and conditions thereof, all as more fully set forth and described in the Plan. Messrs. Katz and Chernoff serve on both of such Committees. In accordance with recent amendments to the insider trading regulations promulgated by the Securities and Exchange Commission (the 'Commission'), the Plan has been modified to permit the Board of Directors to exercise the same rights accorded to the Compensation Committee with respect to the granting of awards under the Plan. The Compensation Committee met on two occasions during fiscal year 1996.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation awarded to, earned by or paid to the Chief Executive Officer and all other officers of the Company earning a salary and bonus of more than $100,000. Information with respect to salary, bonus, other annual compensation, restricted stock and options is included for the fiscal years ended June 30, 1996, 1995 and 1994. The Company has not paid any compensation that would qualify as 'All Other Compensation,' nor has the Company made payments to any Executive Officer earning an annual salary or bonus in excess of $100,000, which may be categorized as 'LTIP Payouts.'

                           SUMMARY COMPENSATION TABLE

                                                                                                      SECURITIES
                                                                        OTHER         RESTRICTED      UNDERLYING
      NAME AND                                                         ANNUAL            STOCK         OPTIONS/
    PRINCIPAL POSITION               YEAR   SALARY($)   BONUS($)   COMPENSATION($)     AWARDS($)        SARS(#)
--------------------------           ----   ---------   --------   ---------------    ----------      ----------
Anthony P. Conza, CEO..............  1996   $ 206,718   $ 46,500      $   3,267(2)       --
                                     1995     172,941     27,520        --               --
                                     1994     116,586     41,280        --

David L. Siegel, Exec. VP & COO....  1996   $ 148,839   $ 23,250      $   3,267(2)       --               --
                                     1995     145,378     13,760        --               --               --
                                     1994      98,204     20,640        --

Dennis G. Fuller, Sr. VP...........  1996   $  42,134   $  7,800      $ 159,326(1)      $11,160        $   1,500(3)
                                     1995      40,000      4,600        116,925(1)        9,750            1,500(3)
                                     1994      40,000      6,880         80,692(1)        4,875            1,500(3)

Charles G. Leaness, Exec. VP.......  1996   $ 105,324   $ 15,500      $  12,250(2)       --               --
                                     1995      89,204      9,200        --               --               --
                                     1994      83,106     13,760        --               --               --

Patrick J. Pompeo, Exec. VP........  1996   $ 102,181   $ 15,500      $   3,267(2)       --               --
                                     1995      87,245      9,200        --               --               --
                                     1994      83,106     13,760        --               --               --

---------------
(1) Represents commissions paid with respect to franchise, subfranchise and master license sales consummated.

(2) Represents commissions paid with respect to master license sales consummated.

(3) In July 1993, Mr. Fuller received a five year option under the Company's 1993 Stock Incentive Plan (now the Omnibus Stock Incentive Plan) to purchase 5,000 shares which vested at the rate of 1,000 shares per year. The unvested and vested portions of the option were increased to 7,500 and 1,500 shares, respectively, in connection with the 1994 Stock Split.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth options awarded to all officers of the Company earning a salary and bonus of more than $100,000 during the fiscal year ended June 30, 1996. No options were awarded to the Company's Chief Executive Officer, and no stock appreciation rights were awarded to any executive, during the fiscal year.

                               INDIVIDUAL GRANTS

                                                 PERCENTAGE
                                 NUMBER OF        OF TOTAL
                                SECURITIES      OPTIONS/SARS
                                UNDERLYING       GRANTED TO     EXERCISE OR
                               OPTIONS/SARS     EMPLOYEES IN    BASE PRICE     EXPIRATION
    NAME                        GRANTED(#)      FISCAL YEAR       ($/SH)          DATE
------------                   ------------     ------------    -----------    ----------
Dennis G. Fuller, Sr. VP....         1,500(1)        4.9%(2)       $3.25(3)       7/99

---------------
(1) In July 1993, Mr. Fuller received a five year option under the Company's 1993 Stock Incentive Plan (now the Omnibus Stock Incentive Plan) to purchase 5,000 shares which vested at the rate of 1,000 shares per year. The unvested and vested portions of the option were increased to 7,500 and 6,000 shares, respectively, in connection with the 1994 Stock Split.

(2) Based upon a comparison of the number of vested options granted to Mr. Fuller to the number of vested options granted to all employees during the fiscal year.

(3) Adjusted in connection with the 1994 Stock Split.

FISCAL YEAR END OPTION VALUES

     The following table sets forth the number of unexercised options held by all officers of the Company earning a salary and bonus of more than $100,000 during the fiscal year ended June 30, 1996. The Company's Chief Executive Officer does not hold any options to purchase shares of the Company's Common Stock. No options were exercised during such period.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                 VALUE OF
                                                               NUMBER OF       UNEXERCISED
                                                              UNEXERCISED      IN-THE-MONEY
                                                              OPTIONS/SARS     OPTIONS/SARS
                                                              AT FY-END(#)     AT FY-END($)
                       SHARES ACQUIRED         VALUE          EXERCISABLE/     EXERCISABLE/
    NAME               ON EXERCISE(#)       REALIZED($)       UNEXERCISABLE   UNEXERCISABLE
------------           ---------------      -----------       -------------   -------------
Dennis G. Fuller....         --                  --           4,500/3,000     $65,813/43,875

OMNIBUS STOCK INCENTIVE PLAN

     The Company has adopted the Omnibus Stock Incentive Plan (the 'Plan') to permit the grant of awards to employees of the Company (including officers and directors who are employees of the Company or a subsidiary of the Company) of restricted shares of the Company's common stock, performance shares of the Company's common stock, stock appreciation rights relative to the Company's common stock and both incentive stock options and non-qualified options to purchase shares of the Company's common stock. A maximum of 500,000 shares may be issued under the Plan. As of June 30, 1996, options to purchase 155,550 shares had been granted under the Plan of which 2,300 have been exercised (70,950 of the remaining options vested as of said date). Also as of said date, 82,700 shares of restricted stock had been granted under the Plan (45,800 of such shares had vested as of said date). The aggregate value of the vested shares and of the shares issuable pursuant to vested options under to the Plan was $1,371,813, based on the fair market value of the Company's Common Stock (as defined under the Plan) on October 21, 1996. The Plan was adopted in order that the participants in the Plan will have financial incentives to contribute to the Company's growth and profitability, and to enhance the ability of the Company to attract and retain in its employ individuals of outstanding ability.

WARRANTS ISSUED TO NON-EMPLOYEE DIRECTORS

     On November 24, 1993, the Company issued to each of Harry Chernoff and Alvin Katz, two non-employee directors of the Company, warrants to purchase up to 7,500 shares of the Company's Common Stock at the purchase price of $6.00 per share at any time prior to November 24, 1998. On August 15, 1995, the Company issued to each of Messrs. Katz and Chernoff additional warrants to purchase up to 4,000 shares of the Company's Common Stock at the purchase price of $8.875 per share at any time prior to August 15, 2000. In order to maintain the independence of Messrs. Katz and Chernoff, so that they would qualify as disinterested directors for purposes of administering the Plan (and its predecessor), neither of them had been permitted to participate in the Plan. Therefore, the foregoing warrants were not issued under the Plan (or its predecessor). Accordingly, prior to the recent amendments made by the Commission to its insider trading regulations, Messrs. Katz and Chernoff would have had to exercise their warrants, and then hold the underlying shares of Common Stock for the requisite holding period required under the Commission's Rule 144 before either of them could sell such shares. Pursuant to said recent insider trading regulation amendments, Messrs. Katz and Chernoff may participate in the Plan and still serve as the Compensation Committee administering the Plan, provided that the entire Board of Directors authorizes any grant made to them thereunder. In accordance with recent amendments made to the Plan to provide for such action by the Board, the warrants heretofore granted to Messrs. Katz and Chernoff have been replaced with Plan options providing for the purchase of the same number of shares at the same exercise prices and subject to the same expiration dates which heretofore applied to the warrants replaced thereby.

                            DIRECTORS' COMPENSATION

     The Board has adopted a compensation policy to help the Company to attract and maintain the services of qualified outside directors. Such compensation consists of (a) payment of a directors fee of $6,000 per annum; (b) issuance of Plan options to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of his or her appointment or election to the Board; (c) issuance of additional options, at the discretion of the Board, periodically during the tenure of an outside director; and

(d) reimbursement of the reasonable travel and lodging expenses incurred by each outside director in attending Board meetings which are not held within a 75 mile radius of his or her residence or principal place of business.

     The following table sets forth the holdings of the Common Stock of the Company as of September 30, 1996 by (1) each person or entity known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company; (2) each director and executive officer; and (3) all directors and executive officers as a group. All of the holders of the Company's Common Stock are entitled to one vote per share.

    NAME AND ADDRESS OF                  NUMBER OF SHARES       PERCENT
     BENEFICIAL OWNER                  BENEFICIALLY OWNED(1)    OWNED(2)
---------------------------            ---------------------    --------
Anthony P. Conza(3).................         3,086,885(4)         32.5%
David L. Siegel(3)..................         1,507,830            15.9%
Charles G. Leaness(3)...............           441,908             4.7%
Patrick J. Pompeo(3)................           394,137(5)          4.2%
Dennis G. Fuller(3).................            24,410(6)           *
Robert S. Sitkoff(3)................            42,200(7)           *
Joseph Conza(3).....................            42,913(8)           *
Bruce A. Kolbinsky(3)...............            12,157(9)           *
Alvin Katz(10)......................            11,500(11)          *
Harry Chernoff(12)..................            13,768(13)          *
Joseph Morgan(3)....................            24,250(14)          *
Arthur Mancino(3)...................             6,750(15)          *
Rebecca Killarney(3)................            12,393(16)          *
All Directors and Executive Officers
  as a Group (13 Persons)...........         5,621,101(17)          59%

---------------
 *  Represents less than 1%.

(1) Includes shares actually and beneficially owned.

(2) Based on 9,496,276 shares of the Company's Common Stock outstanding on September 30, 1996.

(3) The address of Messrs. A. Conza, Siegel, Leaness, Pompeo, Fuller, Sitkoff,
    J. Conza, Kolbinsky, Morgan, Mancino and Ms. Killarney is 740 Broadway, New York, New York 10003.

(4) Does not include (a) 36,250 shares owned by Mr. Conza's daughter, (b)7,000 shares owned by Mr. Morgan (Mr. Conza's son-in-law), (c)15,000 shares owned jointly by Mr. Conza's daughter and Mr. Morgan over which Mr. Morgan has sole voting power, (d)4,150 shares owned by Mr. Conza's parents, (e) 42,913 shares owned by Joseph Conza, the brother of Mr. Conza, and (f) 54,000 shares held by Mr. Conza's daughter as Trustee for the Anthony P. Conza Charitable Remainder Trust, as to all of which Mr. Conza disclaims beneficial ownership.


(5) Does not include 6,300 shares held by Mr. Pompeo's sister and brother-in-law, as to which Mr. Pompeo disclaims beneficial ownership.

(6) Includes 6,000 shares of Common Stock which Mr. Fuller has the right to acquire within 60 days from the date hereof upon the exercise of options held by him and 30 shares held by Mr. Fuller as custodian for his daughter under the Georgia Transfers to Minors Act. Does not include 5,355 shares held by Mr. Fuller's mother, 1,900 shares held by Mr. Fuller's father-in-law and 750 shares held by Mr. Fuller's mother as custodian for his daughter under the Georgia Transfers to Minors Act, as to all of which Mr. Fuller disclaims beneficial ownership.

                                         (Footnotes continued on following page)

    (Footnotes continued from preceding page)

 (7) Includes 36,000 shares of Common Stock which Mr. Sitkoff has the right to acquire within 60 days from the date hereof upon the exercise of options held by him.

 (8) Includes 6,000 shares of Common Stock which Mr. Joseph Conza has the right to acquire within 60 days from the date hereof upon the exercise of options held by him.

 (9) Includes 6,000 shares of Common Stock which Mr. Kolbinsky has the right to acquire within 60 days from the date hereof upon the exercise of options held by him. Excludes 3,303 shares owned by Mr. Kolbinsky's father, as to which Mr. Kolbinsky disclaims beneficial ownership.

(10) The address of Mr. Katz is 301 N. Birch Road, Ft. Lauderdale, Florida
     33304.

(11) Includes 11,500 shares of Common Stock which Mr. Katz has the right to acquire within 60 days from the date hereof upon the exercise of warrants held by him. See 'Executive Compensation--Warrants Issued to Non-Employee Directors.'

(12) The address of Mr. Chernoff is 286 Spring Street, Suite 401, New York, New York.

(13) Includes 11,500 shares of Common Stock which Mr. Chernoff has the right to acquire within 60 days from the date hereof upon the exercise of warrants held by him. See 'Executive Compensation--Warrants Issued to Non-Employee Directors.'

(14) Includes 2,250 shares of Common Stock which Mr. Morgan has the right to acquire within 60 days from the date hereof upon the exercise of options held by him. Does not include (a) 36,250 shares held by Mr. Morgan's wife (Mr. A. Conza's daughter), (b) 700 shares held by Mr. Morgan's son, and (c) 54,000 shares held by Mr. Morgan's wife as Trustee for the Anthony P. Conza Charitable Remainder Trust, as to all of which Mr. Morgan disclaims beneficial ownership.

(15) Includes 600 shares of Common Stock which Mr. Mancino has the right to acquire within 60 days from the date hereof upon the exercise of options held by him. Does not include 400 shares held by Mr. Mancino's father-in-law and 100 shares held by his sister, as to which Mr. Mancino disclaims beneficial ownership.

(16) Includes 6,000 shares of Common Stock which Ms. Killarney has the right to acquire within 60 days from the date hereof upon the exercise of options held by her.

(17) Includes 85,850 shares of Common Stock which the holders thereof have the right to acquire within 60 days from the date hereof upon the exercise of options and warrants held by them. Does not include: (a) 36,250 shares owned by Mr. Anthony Conza's daughter, 4,150 shares owned by Mr. Conza's parents, and 54,000 shares held by Mr. Conza's daughter as Trustee for the Anthony P. Conza Charitable Remainder Trust, as to all of which Mr. Conza disclaims beneficial ownership; (b) 6,300 shares held by Mr. Pompeo's sister and brother-in-law, as to which Mr. Pompeo disclaims beneficial ownership; (c) 5,355 shares held by Mr. Fuller's mother, 1,900 shares held by Mr. Fuller's father-in-law and 750 shares held by Mr. Fuller's mother as custodian for his daughter under the Georgia Transfer to Minors Act, as to all of which Mr. Fuller disclaims beneficial ownership; (d) 3,303 shares owned by Mr. Kolbinsky's father, as to which Mr. Kolbinsky disclaims beneficial ownership; (e) 36,250 shares held by Mr. Morgan's wife, 700 shares held by Mr. Morgan's son, and 54,000 shares held by Mr. Morgan's wife as Trustee for the Anthony P. Conza Charitable Remainder Trust, as to all of which Mr. Morgan disclaims beneficial ownership; and (f) 400 shares held by Mr. Mancino's father-in-law and 100 shares held by his sister, as to all of which Mr. Mancino disclaims beneficial ownership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal years ended June 30, 1996 and 1995, the Company paid $893,000 and $781,000 respectively, to Georgia Enterprises, Inc., a corporation partially owned by Patrick Pompeo, an Executive Vice President and Director of the Company, and Joseph Conza, a Senior Vice President of the Company, in payment of said corporation's share of the fees that it earned as the Subfranchisor for the Georgia market. During the same two fiscal years the Company paid $339,000 and $318,000, respectively, to Llewellyn Distributors, Inc. ('Llewellyn'), a corporation partially owned by Charles G. Leaness, a Director and Executive Vice President of the Company, in payment of said corporation's share of the fees that it earned as the Subfranchisor for the northern New Jersey market. The Company also paid $165,000 and $120,000, respectively, to International Southwest Blimpie, Inc. ('Southwest'), a corporation principally owned and controlled by Joseph Conza, in payment of said corporation's share of the fees that it earned as the Subfranchisor for the Houston market.

     Each of the aforementioned transactions was effected pursuant to written agreements between the Company and the parties thereto. Such agreements are substantially identical to the standard form of Subfranchise agreement that the Company enters into with unaffiliated Subfranchisors. In the opinion of the Company's management, each such agreement is on terms as favorable to the Company as would be available from an unrelated third party.

     During the fiscal years ended June 30, 1996 and 1995, the Company received $245,000 and $163,000 respectively, in management fees from Georgia Enterprises, Inc., the Company's Subfranchisor for the State of Georgia, of which Mr. Pompeo is a principal shareholder, officer and director. Such fees were received pursuant to a written agreement which provides that in consideration of the Company's provision of operational and administrative support functions to Georgia Enterprises, Inc., the Company shall be reimbursed with respect to the expenses incurred by the Company in connection therewith pursuant to a payment scale set forth in the agreement. The agreement also provides that in the event the costs of such support services shall rise, then the fees paid pursuant to the agreement shall rise accordingly. In the opinion of the Company's management, the agreement is on terms as favorable to the Company as would be available from an unrelated third party.

     During the fiscal years ended June 30, 1996 and 1995, the Company received $85,000 and $61,000, respectively, in management fees from Llewellyn, the Company's Subfranchisor for New Jersey, of which Mr. Leaness is a principal shareholder, officer and director. Such fees were paid pursuant to a written agreement which provides that the Company shall be reimbursed by Llewellyn for costs incurred by the Company in providing operational support services to Llewellyn. The agreement also provides that in the event the costs of such support services shall rise, then the fees paid pursuant to the agreement shall rise accordingly. In the opinion of the Company's management, the agreement is on terms as favorable to the Company as would be available from an unrelated third party.

     During the fiscal years ended June 30, 1996 and 1995, the Company received $61,000 and $67,000, respectively, in management fees from Southwest. The management fees were paid pursuant to a written agreement which provides that the Company shall be reimbursed by Southwest for costs incurred by the Company in providing operational support services to Southwest. The agreement also provides that in the event the costs of such support services shall rise, then the fees paid pursuant to the agreement shall rise accordingly. In the opinion of the Company's management, the agreement is on terms as favorable to the Company as would be available from an unrelated third party.

     In April 1994, Mr. Leaness borrowed the sum of $20,000 from the Company, and collateralized the payment thereof with the same 120,000 shares of Common Stock which he pledged in connection with his above-mentioned $60,000 option exercise and loan transaction. Said $20,000 loan is payable upon demand and bears interest at the rate of 5% per annum.

     In March 1995, Joseph Conza borrowed the principal amount of $55,500 from the Company. Said indebtedness is payable in constant bi-monthly payments of principal and interest computed at the rate of 8% per annum on the basis of a 20 year amortization schedule, and the unpaid balance of principal and accrued but unpaid interest shall become due and payable on April 16, 2000, provided, however, that, Mr. Conza may extend the term of the loan through April 15, 2015 as long as no default exists with regard to said loan when it originally matures. Mr. Conza pledged 10,000 unregistered shares of the Company's Common Stock as collateral security for the payment of all sums due under said loan. As of the end of the fiscal year, Mr. Conza was current with respect to his payment obligations and the outstanding principal balance had been reduced to $54,021.

     The Company has acquired the rights possessed by Anthony P. Conza and David
L. Siegel regarding the licensing of the Blimpie Trademarks and the Blimpie Marketing System for all non-U.S. territories, pursuant to a 99 year license Agreement. Said agreement provides for payment of certain income-based fees to Messrs. Conza and Siegel, and further provides for cancellation by Messrs. Conza and Siegel if the Company fails to pay them a minimum annual fee aggregating $350,000 during the first five years of the term, and a minimum aggregate fee of $150,000 per year (subject to an annual cost of living adjustment) during the balance of such term. The payments made to Messrs. Conza and Siegel under this agreement were $230,713 during the most recent fiscal year.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act') requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, Directors and greater than ten-percent shareholders are required by S.E.C. regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1996, the Company's officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                PROPOSAL NUMBER 2: INCREASE IN NUMBER OF SHARES
                ISSUABLE UNDER THE OMNIBUS STOCK INCENTIVE PLAN

     At the annual meeting of shareholders held last year, the shareholders authorized the adoption of the Omnibus Stock Incentive Plan which provides the Company with a wider array of incentive compensation tools to offer, and which provides the Compensation Committee with a total of 500,000 shares, subject to increase as hereinbelow described, with which to provide such incentives for existing and future employees who contribute to the Company's continued growth and expansion. As of the date of this Proxy Statement, a total of 92,000 shares of Common Stock (of which 64,100 shares have vested) and options entitling the holders thereof to purchase 179,150 shares (of which options to purchase 106,350 shares have vested) have been issued under the Plan (and the 1993 Incentive Stock Ownership Plan (the '1993 Plan') which were incorporated into the Plan). Accordingly, as of the date of this Proxy Statement, 228,850 additional shares of Common Stock may be issued under the Plan through its expiration on June 30, 2000.

     The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Shares and the settlement of Performance Shares under the Plan is 500,000, subject to increases and adjustments as provided in the Omnibus Plan and for stock dividends, stock split-ups and other recapitalization transactions. The maximum number of shares authorized for issuance under the Plan may also be increased each year by 8% (the Replenishment Percentage) of the amount, if any, by which the total number of shares of Common Stock outstanding as of the last day of the Company's fiscal year exceeds the total number of shares of Common Stock outstanding as of the first day of such fiscal year. Provided, however, that in no event shall the total number of shares authorized for issuance under the Plan exceed 8% of the issued and outstanding shares of Common Stock as of the time of any replenishment adjustment.

     Based upon a comparison of the present level of the Company's employees and other participants in the Plan to the number of Plan shares and options to purchase same which have been thus far issued, to management's assessment of the number of persons who are likely to be added to the list of potential Plan participants through June 30, 2000, management recommended to the Board that the number of shares of Common Stock which are subject to the Plan be increased to 950,000 shares, subject to the above-described increases, adjustments and limitations. The Board has accepted management's assessment, and has adopted resolutions authorizing such increase, subject to approval thereof by the Company's shareholders.

     As of the date of this Proxy Statement, 9,521,876 shares of Common Stock are outstanding and 207,050 shares have been reserved for issuance pursuant to unvested Restricted Share awards and vested and unvested, but unexercised, options heretofore granted under the Plan. In the event that the shareholders approve the proposed increase in the number of shares issuable under the Plan, the total number of shares of Common Stock which would be outstanding, assuming
(a) issuance of all shares and options issuable under the Plan; (b) complete exercise of all of such options; (c) no issuance of additional shares of Common Stock, other than Plan shares; and (d) no stock dividends, stock split-ups, other recapitalization transactions or replenishment adjustments, a total of 10,407,776 shares of Common Stock would be outstanding.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of an increase in the number of shares of Common Stock issuable pursuant to the Company's Omnibus Stock Incentive Plan to 950,000 shares, subject to increase as hereinabove described.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL.

     The principal features of the Plan are summarized below.

GENERAL

     The Plan is intended to assist the Company in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of the Company and its shareholders.

ADMINISTRATION

     The Plan is administered by the Compensation Committee which has full authority to make grants and awards upon such terms (not inconsistent with the provisions of the Plan) as it may consider appropriate; to prescribe the forms of agreements and instruments relating to such grants and awards; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. Pursuant to recent amendments made to the Plan by the Board, the Compensation Committee must consist of not less than two non-employee directors.

     In addition to, and not in substitution or replacement of, the powers and authority conferred upon the Committee pursuant to the Plan, the Board is also entitled to award Restricted Shares or Performance Shares and/or to grant one or more Options, SARs, or Options and SARs to any eligible Participant. The Board also has, and is entitled to exercise, all of the powers and authority conferred upon the Committee when making, amending, modifying canceling, settling or rescinding any of such awards and/or grants.

GRANTS AND AWARDS TO BE MADE UNDER THE PLAN

     The Compensation Committee is authorized:

          (a) to make grants of incentive stock options ('Incentive Options') meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the 'Code') and options not meeting such requirements ('Nonstatutory Options' which, together with Incentive Options and Reload Options, as described below, are hereinafter collectively referred to as 'Options') which shall entitle participants in the Plan to purchase shares of the Company's Common Stock at exercise prices to be determined by the Compensation Committee, subject to the condition that the exercise price of an Option must be equal to the fair market value of the Common Stock on the date of grant(1);

---------------
(1) Fair market value, for purposes of the Plan, will generally be the mean between the publicly reported high and low sale prices per share of Common Stock on the date as of which such value is to be determined. On October 21, 1996, the fair market value of a share of the Company's Common Stock, as so computed, was $11.75.

          (b) to make grants of SARs, either in tandem with an option grant, or as a separate grant, which will entitle a participant to receive with respect to each share of Common Stock as to which an SAR is exercised, either (i) the amount specified by the Compensation Committee in the agreement evidencing the grant of the SAR; or (ii) if no such amount is specified, the difference between the fair market value of the underlying share of Common Stock on the date of exercise of the SAR and the fair market value thereof on the date of grant;

          (c) to make awards of shares of Common Stock, subject to such vesting conditions and other restrictions regarding forfeiture as the Compensation Committee may specify at the time of the award ('Restricted Shares'); and

          (d) to make awards of 'Performance Shares,' i.e., awards to be earned by a participant based on the level of performance of the Company, a subsidiary or subsidiaries, a branch, department or other unit thereof or the participant individually over a specified period of not less than one year.

     A Nonstatutory Option may contain, if the Compensation Committee so determines, a 'Reload Option Feature' providing that, if a participant exercises all or part of such Option (the 'Original Option') by surrendering already owned shares of Common Stock in full or partial payment of the exercise price under such Original Option, he shall be automatically granted on the date of such exercise a new Nonstatutory Option (a 'Reload Option'), subject to the availability of shares of Common Stock under the Plan at the time of exercise. Each Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the exercise price, shall have an exercise price per share of Common Stock equal to the fair market value of the Common Stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the original Option. A Reload Option shall be generally exercisable at any time and from and after the date of grant of such Reload Option (or, as the Committee, in its sole discretion, shall determine at the time of grant, at such time or times as shall be specified in the Reload Option). The first such Reload Option may provide for the grant, when exercised, of one subsequent Reload Option to the extent and upon such terms and conditions, as the Committee, in its sole discretion, shall specify at or after the time of grant of such Reload Option.

     The Compensation Committee may grant Incentive Options and Non-statutory Options to the same participant, but not in tandem. Each Option must expire no later than ten years from the date of grant; provided, however, that except as provided in the Plan or as otherwise provided by the Compensation Committee, no participant may exercise an Option unless at the time of exercise he or she has been continuously in the employ of the Company or a subsidiary since the date of grant thereof. If a participant voluntarily terminates his or her employment with the consent of the Company, retires, becomes totally disabled, or dies during employment, the Plan provides for limited periods following termination of employment during which Options held by the participant at the time of his or her termination may be exercised by the participant or by his or her estate. The exercise price of an Option must be paid in full upon each exercise thereof in cash or, if authorized by the Compensation Committee, by delivering to the Company or its transfer agent shares of Common Stock having a fair market value on the date of such delivery equal to the exercise price, or by a combination of payment cash and Common Stock or as otherwise provided for in the Plan. No Option may be transferable other than by Will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the recipient thereof only by such recipient. Subject to the foregoing, and the other provisions of the Plan, Options granted thereunder may be exercised at such times, and in such amounts, and may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in the discretion of the Compensation Committee.

     Restricted shares of Common Stock awarded by the Compensation Committee will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) as the Compensation Committee may impose thereon and will be subject to forfeiture if certain events (which may, in the discretion of the Compensation Committee, include termination of employment and/or performance-based events) specified by the Compensation Committee occur prior to the lapse of the restrictions. The restricted share agreement between the Company and the participant will set forth the number of restricted shares awarded to the participant, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Compensation Committee in its discretion deems appropriate.

     Following a restricted share award and prior to the lapse or termination of the applicable restrictions, share certificates for the restricted shares will be held in escrow. Upon the lapse or termination of the restrictions (and not before), the share certificates will be delivered to the participant. From the date a restricted share award is effective, however, the participant will be a shareholder with respect to the restricted shares and will have all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject only to the restrictions imposed by the Compensation Committee.

     The Compensation Committee may award Performance Shares (expressed in dollars or shares) to be earned by a participant based on the level of performance of the Company, a subsidiary or subsidiaries, a branch, department or other unit thereof or the participant individually over a specified period of not less than one year ('Performance Period'). For each Performance Period the Compensation Committee will establish a Performance Target and a Minimum Target, which may be the same or less than the Performance Target. Targets may be expressed in terms of earnings per share, return on assets, return on equity, asset growth, ratio of capital to assets or such other level or levels of performance by the Company, a subsidiary or subsidiaries, a branch, department or other unit thereof or the awardee individually as the Compensation Committee may establish.

     A participant awardee will earn the Performance Shares in full by meeting the Performance Target for the Performance Period. If the Minimum Target has not been attained at the end of the Performance Period, no part of the Performance Shares will have been earned by the participant. If the Minimum Target is attained but the Performance Target is not attained, the portion of the Performance Shares earned by the participant will be determined on the basis of a formula established by the Compensation Committee.

     At any time prior to the end of a Performance Period, the Compensation Committee may adjust downward (but not upward) the Performance Target and/or the Minimum Target as a result of major events unforeseen at the time of the Performance Share award, such as changes in the economy, the industry, laws affecting the operations of the Company or a subsidiary or any other event the Compensation Committee determines would have a significant impact upon the probability of attaining the previously established Performance Target.

     Payment in respect of earned Performance Shares, whether expressed in dollars or shares, may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock, as determined by the Compensation Committee at the time of payment. For this purpose, Performance Shares expressed in dollars will be converted to shares, and Performance Shares expressed in shares will be converted to dollars, based on the fair market value of the Common Stock as of the date the amount payable is determined by the Compensation Committee.

     Performance Share awards may have such other terms and conditions as the Compensation Committee in its discretion deems appropriate.

ELIGIBLE PARTICIPANTS

     All employees of the Company and its various majority-owned subsidiaries, including officers and employee directors, as well as the non-employee directors of the Company and such subsidiaries, are eligible to receive grants and awards under the Plan.

TERM OF THE PLAN

     The Plan was authorized by the shareholders at the annual meeting held on December 7, 1995, and became effective on that date. It shall remain in effect until June 30, 2000, provided that Restricted Share and Performance Share awards and Options and SARs granted before that date shall remain valid in accordance with their terms.

AMENDMENT; TERMINATION

     The Board of Directors may amend or terminate the Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under thereunder or (ii) the amendment changes the class of individuals eligible to become participants. No amendment shall, without a participant's consent, adversely affect any rights of such participant under any outstanding Restricted Share or Performance Share award or under any Option or SAR outstanding at the time such amendment is made.

FEDERAL INCOME TAX MATTERS

     The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of Plan awards under present law.

     Incentive Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an Incentive Option or, generally, at the time of exercise of an Incentive Option. The exercise of an Incentive Option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

     If an optionee exercises an Incentive Option and does not dispose of the shares received in a subsequent 'disqualifying disposition' (a sale, gift or other transfer within two years after the date of grant of the Incentive Option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a 'disqualifying disposition,' the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. If shares of Common Stock received upon the prior exercise of an Incentive Option are transferred to the Company in payment of the exercise price of an Incentive Option within either of the periods referred to above, the transfer will be considered a 'disqualifying disposition' of the shares transferred.

     Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an Incentive Option and not disposed of in a 'disqualifying disposition.' If an amount is treated as compensation received by an optionee because of a 'disqualifying disposition,' the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

     Nonstatutory Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a Nonstatutory Option. Upon the exercise of a Nonstatutory Option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the optionee in the year of the exercise. If the exercise price of a Nonstatutory Option is paid in whole or in part with shares of Common Stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price. The fair market value of the remainder of the shares received upon exercise of the Nonstatutory Option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option.

     The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

     Reload Option Rights. An optionee should not recognize any taxable income for Federal income tax purposes upon receipt of reload option rights and a Reload Option should be treated as a Nonstatutory Option. See 'Nonstatutory Options' above.

     Restricted Shares. A recipient of Restricted Shares will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). If a recipient is subject to Section 16(b) of the Exchange Act on the date of the award, the shares generally will be deemed to be subject to restrictions (in addition to the restrictions imposed by the award) for at least six months following the date of the award. However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the recipient does not make a
Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation in the same amount treated as compensation income to the grantee.

     Stock Appreciation Rights. A participant who is granted an SAR recognizes no income upon the grant thereof. At the time of exercise, the participant will recognize compensation income equal to any cash received and the fair market value of any Common Stock received. A participant who receives shares of Common Stock, and who is subject to the provisions of Section 16(b) of the Exchange Act will recognize income based upon the fair market value of the Common Stock six months after the date of receipt thereof, unless he or she makes an election under Section 83(b) of the Code. This income is subject to income and employment tax withholding. The Company is entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

     Performance Shares. An awardee of Performance Shares will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or shares of Common Stock received pursuant to the award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares of Common Stock. If Performance Shares are expressed in dollars but paid in whole or in part in shares of Common Stock and the awardee is subject to Section 16(b) of the Exchange Act on the date of receipt of such shares, the awardee generally will not recognize compensation income until the expiration of six months from the date of receipt, unless the awardee makes an election under Section 83(b) of the Code to recognize compensation income on the date of receipt. In each case, the amount of compensation income will equal the amount of cash and the fair market value of the shares of Common Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

NEW PLAN BENEFITS

     Since the December 7, 1995 effective date of the Plan, the Committee has awarded 7,500 Restricted Shares (of which 1,900 shares have vested as of the date of this Proxy Statement) and has granted 7,000 Nonstatutory Options (of which 1,400 options have vested as of the date of this Proxy Statement). The Company has not determined when, or to what extent, it will make further grants or awards under the Plan. The following table sets forth the benefits which would have been received by or allocated to the persons or groups of persons identified below during the Company's fiscal year ended June 30, 1996 based upon awards and grants heretofore made to them under the Plan and under the 1993 Plan.(2) Only grants of Nonstatutory Options and awards of Restricted Shares have been made under the Plan and the 1993 Plan. None of such grants or awards was made to Anthony P. Conza, the Chairman and Chief Executive of the Company, or to any of the Company's employee-directors.

---------------
(2) All grants and awards made under the 1993 Plan have been incorporated into, and are treated for all purposes as though they had been made under, the Plan.

            BLIMPIE INTERNATIONAL INC. OMNIBUS STOCK INCENTIVE PLAN

                                           RESTRICTED SHARES                          NONSTATUTORY OPTIONS
                                ----------------------------------------    ----------------------------------------
                                      VESTED               UNVESTED               VESTED               UNVESTED
                                ------------------    ------------------    ------------------    ------------------
    NAME AND POSITION           VALUE($)    NUMBER    VALUE($)    NUMBER    VALUE($)    NUMBER    VALUE($)    NUMBER
-------------------------       --------    ------    --------    ------    --------    ------    --------    ------
Dennis G. Fuller,
  Sr. VP.....................   $ 70,500(1) 6,000     $ 17,625(1)  1,500    $ 51,000(2)  6,000    $ 12,750(2)  1,500
Alvin Katz,
  Non-employee director......      --        --          --        --       $ 54,625(3) 11,500       --        --
Harry Chernoff,
  Non-employee director......      --        --          --        --       $ 54,625(3) 11,500       --        --
All Non-employee Directors as
  a Group....................      --        --          --        --       $109,250(3) 23,000       --        --
All Current Executive
  Officers as a Group........   $211,500(1) 18,000    $ 52,875(1)  4,500    $288,000(4) 48,000    $240,755(5) 49,500
All Employees, including all
  current officers who are
  not executive officers, as
  a group....................   $541,675(1) 46,100    $274,950(1) 23,400    $251,581(6) 35,350    $103,888(7) 23,400

---------------
(1) Based upon the $11.75 fair market value of the Common Stock calculated as of October 21, 1996.

(2) Based upon the $11.75 fair market value of the Common Stock calculated as of October 21, 1996 and an exercise price of $3.25.

(3) Based upon the $11.75 fair market value of the Common Stock calculated as of October 21, 1996 and an exercise price of $6.00 with respect to Options to purchase 7,500 shares, and an exercise price of $8.875 with respect to Options to purchase 4,000 shares.

(4) Based upon the $11.75 fair market value of the Common Stock calculated as of October 21, 1996 and an exercise price of $3.25 with respect to Options to purchase 18,000 shares, and an exercise price of $7.25 with respect to Options to purchase 30,000 shares.

(5) Based upon the $11.75 fair market value of the Common Stock calculated as of October 21, 1996 and an exercise price of $3.25 with respect to Options to purchase 4,500 shares, and an exercise price of $7.25 with respect to Options to purchase 45,000 shares.

(6) Based upon the $11.75 fair market value of the Common Stock calculated as of October 21, 1996 and an exercise price of $3.25 with respect to Options to purchase 24,000 shares, an exercise price of $6.00 with respect to Options to purchase 2,250 shares, an exercise price of $6.375 with respect to Options to purchase 3,700 shares, an exercise price of $7.25 with respect to Options to purchase 2,200 shares, an exercise price of $9.125 with respect to Options to purchase 1,800 shares, an exercise price of $11.3125 with respect to Options to purchase 300 shares, and an exercise price of $14.75 with respect to Options to purchase 1,100 shares.

(7) Based upon the $11.75 fair market value of the Common Stock calculated as of October 21, 1996 and an exercise price of $3.25 with respect to Options to purchase 6,000 shares, an exercise price of $6.00 with respect to Options to purchase 1,500 shares, an exercise price of $6.375 with respect to Options to purchase 2,800 shares, an exercise price of $7.25 with respect to Options to purchase 4,800 shares, an exercise price of $9.125 with respect to Options to purchase 2,700 shares, an exercise price of $11.3125 with respect to Options to purchase 1,200 shares, and an exercise price of $14.75 with respect to Options to purchase 4,400 shares.

                    PROPOSAL NUMBER 3: SELECTION OF AUDITORS

     At the Annual Meeting, the Company's shareholders will be asked to ratify the Board of Directors' selection of the firm of Coopers & Lybrand, LLP, as the Company's independent accountants for the fiscal year ending June 30, 1997. Said firm has served as the Company's independent accountants since 1994. It is not expected that a representative of Coopers & Lybrand, LLP will be present at the meeting.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH PROPOSAL.

                                 OTHER MATTERS

DISCRETIONARY AUTHORITY TO VOTE PROXY

     Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the Annual Meeting, the proxy will be voted in respect thereof in accordance with the best judgement of the persons authorized therein, and the discretionary authority to do so is included in the proxy.

ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended June 30, 1996, including financial statements, accompanies this proxy statement. However no action is proposed to be taken at the Annual Meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting materials.

SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the Annual Meeting of shareholders to be held in 1997 for inclusion in the Proxy Statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices no later than July 1, 1997. The Company will not be required to include in its proxy statement or form of proxy a shareholder's proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 1995 BY SENDING A REQUEST TO: INVESTOR RELATIONS DEPARTMENT, BLIMPIE INTERNATIONAL, INC., 1775 THE EXCHANGE, SUITE 600, ATLANTA, GA 30339

New York, New York
Dated: November 1, 1996

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------

 99.A                  Omnibus Stock Incentive Plan

 99.B                  Proxy Card